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                                                      --------------------------
                                                             OMB APPROVAL
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                            UNITED STATES             OMB Number:      3235-0059
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                            SCHEDULE 14A              --------------------------

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_| CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         StateFed Financial Corporation
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:

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     3)  Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid:

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|_|      Fee paid previously with preliminary materials.

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|_|      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     2)  Form, Schedule or Registration Statement No.:

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     3)  Filing Party:

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     4)  Date Filed:

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



                            [on StateFed letterhead]



                                October 23, 2002


Dear Fellow Stockholder:

     The Annual Meeting of Stockholders (the "Meeting") has been adjourned in order to permit you to consider the attached supplemental disclosure regarding the proposals to be voted upon. On behalf of the Board of Directors and management of StateFed Financial Corporation (the "Company"), we cordially invite you to attend the reconvened Meeting. The Meeting will be reconvened at 2:30 p.m. Des Moines, Iowa time, on Monday, November 11, 2002, at the West Des Moines Marriott, 1250 74th Street, West Des Moines, Iowa 50266.

     In addition to the election of two directors, stockholders are being asked to approve the 2002 Omnibus Incentive Plan. The Board of Directors unanimously recommends that you vote to elect the nominees and in favor of the proposal.

     Whether or not you plan to attend the reconvened Meeting, please carefully read the enclosed Proxy Supplement. Instructions with respect to completing the enclosed Blue proxy card may be found on page 4 of the Proxy Supplement.

     Thank you for your continued support and attention to this important matter.

                                                     Very truly yours,

                                                     /s/ Randall C. Bray

                                                     Randall C. Bray
                                                     Chairman of the Board

                         STATEFED FINANCIAL CORPORATION
                             13523 University Avenue
                                Clive, Iowa 50325
                                 (515) 223-8484

                        SUPPLEMENT TO PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS


     The following information supplements, and should be read in conjunction with, the proxy statement of StateFed Financial Corporation ("StateFed Financial" or the "Company") which was mailed to our stockholders on or about September 26, 2002. Copies of this supplement to proxy statement were first mailed to our stockholders on or about October 23, 2002. Certain of the information provided herein relates to State Federal Savings and Loan Association of Des Moines ("State Federal" or the "Bank"), a wholly owned subsidiary and predecessor of the Company.

ADJOURNMENT OF MEETING

In order to permit our stockholders additional time to consider our proposals in light of the following supplemental disclosure, we adjourned the annual meeting of stockholders on October 23, 2002 until Monday, November 11, 2002 at 2:30 p.m. The reconvened meeting will still be held at the West Des Moines Marriott, 1250 74th Street, West Des Moines, Iowa.

PROPOSAL II - APPROVAL OF OMNIBUS INCENTIVE PLAN

     In the proxy statement, we asked our stockholders to consider and vote upon a proposal to adopt the 2002 Omnibus Incentive Plan (the "2002 Plan") to promote the long-term interests of StateFed Financial Corporation and its stockholders by providing a flexible and comprehensive means for attracting and retaining directors, advisory directors, officers and employees of StateFed Financial Corporation and its corporate affiliates and to replace the existing Stock Option and Incentive Plan, which has been depleted of awards.

     We hereby supplement the disclosure concerning the options that have been granted by the Board of Directors, subject to stockholder approval of the 2002 Plan, as follows:

     The Board of Directors has conditionally granted options to purchase 60,506 shares of the Company's common stock. Randall C. Bray, chief executive officer, was granted options to purchase 19,256 shares on July 1, 2002, with an exercise price of $10.00 per share and expiring on June 30, 2012 (options to purchase 10,000 shares vest immediately, with the remainder to vest incrementally over 5 years). Current executive officers, as a group, were granted options to purchase 40,256 shares on July 1, 2002 ,with an exercise price of $10.00 per share and expiring on June 30, 2012 (these options vest incrementally over 5 years). All non-employee directors, including Kevin J. Kruse, were granted options to purchase 2,500 shares on July 1, 2002, with an exercise price of $10.00 per share and expiring on June 30, 2012 (these options vest incrementally over 5 years). Each of John Kallemyn, senior vice president, and Steve Blazek, senior vice president, were granted options to purchase 10,000 shares on July 1, 2002, with an exercise price of $10.00 per share and expiring on June 30, 2012 (these options vest incrementally over 5 years). Options to purchase 7,750 shares were also granted to employees other than executive officers (options to purchase 7,250 shares were granted on July 1, 2002 with an exercise price of $10.00 per share and expiring on June 30, 2012). Of the options granted to certain non-executive employees, options to purchase 3,000 shares vest incrementally over 5 years, the remaining options to purchase 4,750 shares vest on the earlier of (i) 5 years and (ii) the date the market price of the common stock reaches $14.50 per share (so long as such employee is still employed by StateFederal at that time).

These options were granted in connection with services rendered and to be rendered by each of the directors, advisory directors, officers or employees receiving such grants. Each of the foregoing grants is subject to stockholder approval of the 2002 Plan. The market price of the Company's Common Stock as of October 18, 2002 was $12.12.

CERTAIN TAX AND ACCOUNTING CONSIDERATIONS

In general, a participant will only recognize income (and we will be entitled to a corresponding deduction) upon the exercise of a non-qualified stock option, in an amount equal to the excess of the fair market value of the underlying stock at the time of exercise over the option price. However, in the case of an incentive stock option where the participant holds the option shares for more than two years from the date the option was granted, and one year from the date the option is exercised, the participant's gain will be taxed as a long-term capital gain (and we will not receive any deduction with respect to such option).

A participant will not recognize income upon the receipt of restricted shares until such shares become vested, unless the participant makes an election under
Section 83(b) of the Internal Revenue Code within 30 days after the shares are transferred to him or her to have the shares taxed to him or her as ordinary income at their fair market value on the date of transfer, less any amount paid by him or her (and, in either case, we will be entitled to a corresponding deduction).

The Company has determined that it will expense the fair value of all stock option grants, effective as of July 1, 2002, in accordance with SFAS No. 123, Accounting for Stock-Based Compensation. In addition, if the exercise prices of the options granted under the 2002 Plan prior to the date the stockholders approve the 2002 plan are less than the fair market value of the Company's common stock on the date the stockholders approve the 2002 Plan, the Company may recognize a corresponding expense.

EXECUTIVE COMPENSATION

We hereby supplement the information contained in the proxy statement discussing Director and Executive Compensation by amending and restating the sections and replacing the disclosure in its entirety with the following:

DIRECTOR COMPENSATION

     The Company's directors do not receive a fee for serving on the Company's Board of Directors. No fee is paid for membership on the Board's committees. All Bank directors receive a fee of $700 per meeting. A fee of $200 is paid to non-employee directors of the Bank for committee meetings that are held separately from board meetings. $200 was paid to certain directors for each of three audit committee meetings, one compensation committee meeting and one extra meeting. Each of the non-employee directors was granted an option on July 1, 2002, subject to stockholder approval of the 2002 Plan, to purchase 2,500 shares of common stock, with an exercise price of $10.00 per share and expiring on June 30, 2012 (these options vest incrementally over 5 years).

EXECUTIVE COMPENSATION

     The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of business other than the Bank.

     The following table sets forth information regarding compensation paid by the Bank to its President for services rendered during the fiscal year ended June 30, 2002. No executive officer made in excess of $100,000 during the fiscal year ended June 30, 2002.

          ----------------------------------------------------------------------------------
                                      SUMMARY COMPENSATION TABLE
          ----------------------------------------------------------------------------------
                                               ANNUAL         LONG TERM
                                             COMPENSATION    COMPENSATION
          -----------------------------------------------------------------

          NAME AND PRINCIPAL        FISCAL  SALARY    BONUS    SECURITIES      ALL OTHER
              POSITION               YEAR    ($)       ($)     UNDERLYING     COMPENSATION
                                                              OPTIONS/SARS       ($)(2)
                                                                 (#)(1)
          ==================================================================================
          Randall C. Bray, President 2002  $62,400    $500             -         $7,800
                                           -------------------------------------------------
                                     2001   25,200(3)    -        10,744          1,800
                                           -------------------------------------------------
                                     2000        -       -             -              -
          ----------------------------------------------------------------------------------

------------------
(1) The table does not include options to purchase 19,256 shares at a price of $10.00 per share, that were granted as of July 1, 2002, subject to stockholder approval of the 2002 Plan and expire on June 30, 2012. Options to purchase 10,000 shares would vest immediately, and the remaining options would vest incrementally over 5 years. This grant represents 31.8% of all of the options granted to employees to date under the 2002 Plan.
(2)  Includes director fees of $7,800 and 1,800 for fiscal years 2002 and 2001.
(3) Includes consulting fees of $15,600 received in the fiscal year 2001 prior to executive's appointment as President.

     The following table sets forth information regarding the number and value of stock options at June 30, 2002 held by the Company's President.

=================================================================================================================
                    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                               OPTION/SAR VALUES
-----------------------------------------------------------------------------------------------------------------
                                                                                             VALUE OF
                                                               NUMBER OF                    UNEXERCISED
                                                              UNEXERCISED                  IN-THE-MONEY
                                                            OPTIONS/SARS AT               OPTIONS/SARS AT
                                                             FY-END (#)(1)                 FY-END ($)(2)
                                                      -----------------------------------------------------------
                         SHARES ACQUIRED     VALUE
         NAME            ON EXERCISE (#)   REALIZED   EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
                                              ($)
-----------------------------------------------------------------------------------------------------------------
Randall C. Bray                 -              -         2,148          8,596           -              -
=================================================================================================================

----------------

(1) Represents an option to purchase Common Stock awarded to the Company's Chief Executive Officer pursuant to the terms of the incentive stock option award. This table does not include the options that have been granted since June 30, 2002 that are subject to approval of the 2002 Plan by the stockholders.

(2) Represents the aggregate market value (market price of the common stock less the exercise price) of the option granted based upon the average of the bid and asked price of $9.95 per share of the common stock as reported on the NASDAQ Bulletin Board on June 30, 2002.

EQUITY COMPENSATION PLAN INFORMATION(1)


----------------------------------- ----------------------- -------------------- --------------------------------
Plan category                         Number of securities    Weighted-average     Number of securities remaining
                                       to be issued upon     exercise price of     available for future issuance
                                          exercise of           outstanding       under equity compensation plans
                                      outstanding options,   options, warrants    (excluding securities reflected
                                      warrants and rights        and rights                in column (a))
----------------------------------- ----------------------- -------------------- --------------------------------
                                              (a)                   (b)                         (c)
----------------------------------- ----------------------- -------------------- --------------------------------
Equity compensation plans approved           49,050                $7.08                         -
by security holders
----------------------------------- ----------------------- -------------------- --------------------------------
Equity compensation plans not                     -                    -                         -
approved by security holders
----------------------------------- ----------------------- -------------------- --------------------------------
Total                                        49,050                $7.08                         -
----------------------------------- ----------------------- -------------------- --------------------------------

(1) This table does not include the shares that would be issuable under the 2002 Plan following stockholder approval of the 2002 Plan. The Company has made 127,952 shares of common stock available for issuance under the 2002 Plan. The Board of Directors has granted, subject to stockholder approval, options to purchase 60,506 shares under the 2002 Plan. The weighted-average exercise price of the options granted to date under the 2002 Plan is $10.00.

EMPLOYMENT AGREEMENTS AND SALARY CONTINUATION PLAN

     Employment Agreements. The continued success of the Bank depends to a significant degree on the skills and competence of its officers. In April 2001, the Bank entered into an employment agreement with President Bray. The employment agreement provides for an initial annual base salary of $62,400, subject to annual review and adjustment by the Company's Board of Directors, and an initial term of three years. The agreement provides for extensions of one year, in addition to the then-remaining term under the agreement, on each anniversary of the effective date of the agreement, subject to a formal performance evaluation performed by disinterested members of the Board of Directors of the Bank. The Board performed such a review and consequently the term of Mr. Bray's employment contract will expire in April 2005. Effective May 1, 2002, Mr. Bray's salary was increased by $1,600 to $64,000 per year. The agreement provides for termination upon the employee's death, for cause or in certain events specified by OTS regulations. The employment agreement is also terminable by the employee upon 60-days' notice to the Bank.

     The employment agreement provides for payment to the employee of his salary for the remainder of the term of the agreement, plus up to 299% of the employee's base compensation, in the event there is a "change in control" of the Bank where employment terminates involuntarily in connection with such change in control or within 12 months thereafter. This termination payment is subject to reduction by the amount of all other compensation to the employee deemed for purposes of the Code to be contingent on a "change in control," and may not exceed three times the employee's average annual compensation over the most recent five-year period or be non-deductible by the Bank for federal income tax purposes. For the purposes of the employment agreement, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. ss.
574.3 or 4. Such events are generally triggered prior to the acquisition or control of 10% of the Common Stock. The agreement guarantees participation in an equitable manner in employee benefits applicable to executive personnel.

     Based on current salaries, if Mr. Bray's employment had been terminated as of June 30, 2002, under circumstances entitling him to severance pay as described above, he would have been entitled to receive a lump sum cash payment of approximately $186,576.

VOTE REQUIRED AND PROXY INFORMATION

     For the convenience of the stockholders, we have enclosed a new BLUE proxy card. If you wish to change your vote and have previously submitted a WHITE proxy card, simply fill out the BLUE proxy card and return it in the envelop provided. Only the latest dated proxy card will be counted at the meeting. If you have not yet voted, you may do so by signing and returning either proxy card to the Company in accordance with the instructions on the card. If you have voted by returning the WHITE proxy card and do not wish to change your vote, you need not do anything further, and your vote will be cast in accordance with your instructions. If your shares are held by a bank, brokerage firm or other nominee, only the bank, broker or nominee can vote your shares and only after receiving your instructions. If they have previously voted, you will need to direct them to fill out the BLUE proxy card if you want to change your vote.

     As set forth in the proxy statement, stockholders of record as of the close of business on September 25, 2002, will be entitled to one vote for each share then held. All shares of Company common stock represented at the meeting by properly executed proxies received prior to or at the meeting and not revoked will be voted at the meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and the adoption of the proposal set forth in the proxy statement. The Company does not know of any matters, other than as described in the proxy statement, that are properly to come before the meeting. If any other matters are properly presented at the meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     Directors will be elected by a plurality of the votes cast. The approval of the 2002 Omnibus Incentive Plan requires the affirmative vote of a majority of the votes cast on the matter. In the election of directors, stockholders may either vote "FOR" all nominees for election or withhold their votes from one or more nominees for election. Votes that are withheld and shares held by a broker, as nominee, that are not voted (so-called "broker non-votes") in the election of directors will not be included in determining the number of votes cast. For the proposal to approve the 2002 Omnibus Incentive Plan, stockholders may vote "FOR," "AGAINST" or "ABSTAIN" with respect to this proposal. Proxies marked to abstain will have the same effect as votes against the proposal, and broker non-votes will have no effect on the proposal. The holders of at least one-third of the outstanding shares of the Common Stock, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting. Proxies marked to abstain and broker non-votes will be counted for purposes of determining a quorum.

     A proxy given pursuant to solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the meeting; or (iii) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy). Pursuant to the Company's Employee Stock Ownership Plan, unallocated shares will be voted by the Trustee in the same proportion as allocated shares voted by participants. Any written notice revoking a proxy should be delivered to Andra K. Black, Secretary, StateFed Financial Corporation, 13523 University Avenue, Clive, Iowa 50325.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT THE 2002 OMNIBUS INCENTIVE PLAN AND THE ELECTION OF THE NOMINEES LISTED ON THE PROXY CARD.